Exhibit 99.3

CREE, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On March 30, 2007, Cree, Inc., a North Carolina corporation (the “Company”) completed its previously announced acquisition of COTCO Luminant Device Limited, a Hong Kong company (“COTCO”), from COTCO Holdings Limited, a Hong Kong company.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of March 25, 2007, and the related Unaudited Pro Forma Combined Condensed Statements of Income for the year ended June 25, 2006 and the nine months ended March 25, 2007, of the Company and COTCO illustrate the pro forma effect of the Company’s acquisition of COTCO.  The Unaudited Pro Forma Combined Condensed Balance Sheet has been prepared as if the acquisition occurred on March 25, 2007, and, due to different historical period ends, combines the Company’s balance sheet as of March 25, 2007 with COTCO’s balance sheet as of March 31, 2007.  The Unaudited Pro Forma Combined Condensed Statements of Income have been prepared as if the acquisition occurred on June 27, 2005 and, due to different historical period ends, the Unaudited Pro Forma Combined Condensed Statements of Income for the year ended June 25, 2006 and the nine months ended March 25, 2007 are based on, respectively, (i) the Company's historical results for the fiscal year ended June 25, 2006 and COTCO’s historical results for the twelve months ended June 30, 2006 and (ii) the Company’s results for the nine months ended March 25, 2007 and COTCO’s results for the period from April 1, 2006 to March 30, 2007.

The acquisition of COTCO has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS 141”).  In accordance with SFAS 141, the purchase price of the COTCO acquisition has been preliminarily allocated to the acquired assets and liabilities based upon their estimated fair values.   Any excess purchase price has been allocated to goodwill.  The Company has not completed a final determination of the required purchase accounting adjustments.  Accordingly, the adjustments made in connection with preparing the Unaudited Pro Forma Combined Condensed Financial Statements are preliminary and have been made solely for purposes of preparing the Unaudited Pro Forma Combined Condensed Financial Statements.

The Unaudited Pro Forma Combined Condensed Financial Statements provided below have been prepared for comparative purposes only.  The actual financial position and results of operations of the Company (as combined with COTCO) may differ significantly from the pro forma amounts reflected.  The Unaudited Pro Forma Combined Condensed Financial Statements provided below are not necessarily indicative of the actual operating results or the financial position of the Company had the acquisition occurred as of the date indicated above and do not purport to indicate operating results or the financial condition of the Company which may be attained in the future.  The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the Company’s previously reported financial statements and COTCO’s financial statements included with this report. The pro forma adjustments do not reflect any potential operating efficiencies or cost savings that may be attained by the Company as a result of the acquisition of COTCO.

Unaudited Pro Forma Combined Condensed Balance Sheet as of March 25, 2007

			Pro Forma
			Acquisition		Pro Forma
	Cree, Inc	COTCO	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$ 118,507	$ 1,110	$ (74,586)	a,b	$ 45,031
Investments, held-to-maturity	147,248	-	-		147,248
Accounts receivable, net	61,252	20,600	(4,057)	b,c	77,795
Inventory, net	50,302	17,521	2,741	c,d	70,564
Other current assets	24,665	-	54	c,d	24,719
Total current assets	401,974	39,231	(75,848)		365,357

Property and equipment, net	359,178	27,874	(3,824)	c	383,228
Long term investments	90,797	-	-		90,797
Intangible assets, net	40,382	-	58,370	c	98,752
Goodwill	36,676	-	96,559	c	133,235
Other assets	4,941	-	(2,442)	e	2,499
Total assets	$ 933,948	$ 67,105	$ 72,815		$ 1,073,868

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$ 27,679	$ 11,721	$ (663)	b,f	$ 38,737
Other current liabilities	16,425	4,644	-		21,069
Total current liabilities	44,104	16,365	(663)		59,806
Long-term liabilities:
Deferred income taxes and contingent tax reserves	17,489	-	44	c	17,533
Other long-term liabilities	1,492	-	-		1,492
Total long-term liabilities	18,981	-	44		19,025
Shareholders’ equity:
Common Stock	96	-	10	a	106
Additional paid-in-capital	577,758	2,560	124,373	a,c	704,691
Accumulated other comprehensive income, net of taxes	7,155	-	-		7,155
Retained earnings	285,854	48,180	(50,949)	c,d	283,085
Total shareholders’ equity	870,863	50,740	73,434		995,037
Total liabilities and shareholders’ equity	$ 933,948	$ 67,105	$ 72,815		$ 1,073,868

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended June 25, 2006

			Pro Forma
			Acquisition		Pro Forma
	Cree, Inc	COTCO	Adjustments	Notes	Combined
Total revenue	$ 422,952	$ 71,641	$ (26,101)	g	$ 468,492

Total cost of revenue	222,059	49,371	(22,330)	g,h	249,100

Gross margin	200,893	22,270	(3,771)		219,392

Operating expenses:
Research and development	54,871	171	950	i	55,992
Sales, general and administrative	44,760	5,203	8,617	j	58,580
Other operating expenses	2,421	-	-		2,421
Total operating expenses	102,052	5,374	9,567		116,993

Income from operations	98,841	16,896	(13,338)		102,399

Non-operating income	13,522	(1,595)	-		11,927

Income from continuing operations
before income taxes	112,363	15,301	(13,338)		114,326

Income tax expense	32,404	1,857	(1,331)	k	32,930
Income from continuing operations	79,959	13,444	(12,007)		81,396
Income (loss) from discontinued operations,
net of related income tax benefit (expense)	(3,286)	548	167	l	(2,571)
Net income	$ 76,673	$ 13,992	$ (11,840)		$ 78,825

Earnings per share:
Basic:
Income from continuing operations	$ 1.05				$ 0.97
Income (loss) from discontinued operations	$ (0.04)				$ (0.03)
Net income	$ 1.01				$ 0.94
Diluted:
Income from continuing operations	$ 1.02				$ 0.95
Income (loss) from discontinued operations	$ (0.04)				$ (0.03)
Net income	$ 0.98				$ 0.92

Shares used in per share calculation:
Basic	76,270				83,875
Diluted	78,207				85,812

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

Unaudited Pro Forma Combined Condensed Statement of Income for the Nine Months Ended March 25, 2007

			Pro Forma
			Acquisition		Pro Forma
	Cree, Inc	COTCO	Adjustments	Notes	Combined
Total revenue	$ 282,953	$ 71,504	$ (15,726)	m	$ 338,731

Total cost of revenue	180,712	44,383	(13,665)	m,n	211,430

Gross margin	102,241	27,121	(2,061)		127,301

Operating expenses:
Research and development	44,777	135	-		44,912
Sales, general and administrative	37,659	4,784	6,463	o	48,906
Other operating expenses	28	17	-		45
Total operating expenses	82,464	4,936	6,463		93,863

Income from operations	19,777	22,185	(8,524)		33,438

Non-operating income	23,249	(2,584)	-		20,665

Income from continuing operations
before income taxes	43,026	19,601	(8,524)		54,103

Income tax expense	(649)	3,758	(587)	p	2,522
Income from continuing operations	43,675	15,843	(7,937)		51,581
Income (loss) from discontinued operations,
net of related income tax benefit (expense)	7,224	1,572	153	q	8,949
Net income	$ 50,899	$ 17,415	$ (7,784)		$ 60,530

Earnings per share:
Basic:
Income from continuing operations	$ 0.57				$ 0.61
Income (loss) from discontinued operations	$ 0.09				$ 0.11
Net income	$ 0.65				$ 0.72
Diluted:
Income from continuing operations	$ 0.56				$ 0.61
Income (loss) from discontinued operations	$ 0.09				$ 0.11
Net income	$ 0.65				$ 0.71

Shares used in per share calculation:
Basic	76,809				84,022
Diluted	77,729				84,739

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

The total purchase price of COTCO includes the issuance of 7.6 million shares of Cree Common Stock valued at an average price of $16.69 per share based on the average closing price for the two trading days before and after the announcement of the COTCO acquisition agreement (in thousands).

Cash	$ 77,334
Fair value of Cree common stock issued	126,943
Transaction costs and expenses	2,865

Total estimated purchase price	$ 207,142

The following summarizes the preliminary purchase price allocation as of March 25, 2007 (in thousands):

Cash	$ 1,110
Accounts receivable	20,377
Inventory	22,081
Other current assets	54
Property, plant and equipment	24,050
Customer relationships	51,000
Trade names and license agreements	150
Developed technology	7,220
In-process research and development	950
Goodwill	96,559
Accounts payable	(11,721)
Accrued expenses	(4,644)
Deferred taxes	(44)
Total	$ 207,142

Under the purchase method of accounting, the total estimated consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill.  Management is primarily responsible for determining the fair value of these assets.  Management has preliminarily estimated the fair values of the tangible and intangible assets and liabilities reflected in the Unaudited Pro Forma Combined Condensed Financial Statements based on a number of factors, including preliminary valuations and prior transactions.  A final determination of these fair values will be based on the actual net tangible and intangible assets and liabilities of COTCO that exist on the closing date, and could differ materially from the amounts estimated above.

March 25, 2007 Unaudited Pro Forma Combined Condensed Balance Sheet Adjustment Notes

(a)
To record consideration paid by the Company in funding the acquisition.  The purchase price was paid by using cash of $77.3 million and issuance of 7,604,785 shares of the Company’s Common Stock valued at $126.9 million.  Additionally, the Company paid $0.2 million for direct expenses associated with the acquisition subsequent to March 25, 2007.

(b)
To eliminate inter-company payables and receivables as of March 25, 2007 as COTCO was one of the Company’s LED customers prior to acquisition.  Since the COTCO balance sheet as of March 30, 2007 and they made a payment subsequent to March 25, 2007 the elimination is as follows (in thousands):

Cree Accounts Receivable elimination	($ 3,834)
COTCO Accounts Payable elimination	(850)
Cree Cash increase for cash in transit	$ 2,984

(c)
 To record preliminary Statement of Financial Accounting Standards No. 141 (“SFAS 141”) fair value adjustments for COTCO acquisition tangible, intangible assets and goodwill as a result of the purchase price exceeding the net tangible and intangible assets acquired.  These adjustments are preliminary and based on management’s estimates.  The amount ultimately allocated to the tangible and intangible assets may differ from this preliminary allocation.

The estimated useful life of the customer relationship and developed technology is 7 years.  The trade names and license agreements estimated useful lives are 2 years or less and the in-process research and development was expensed at acquisition.  The following table summarizes the components of the acquired intangible assets (in thousands):

Customer relationships	$ 51,000
Trade names and license agreements	150
Developed technology	7,220
Total	$ 58,370

The table below shows the increases or (decreases) to the carrying value of certain other acquired assets and liabilities in order to reflect such account balances at their estimated fair values as of the acquisition date (in thousands):

Accounts Receivable	(223)
Inventory	4,560
Other current assets	54
Property, plant and equipment	(3,824)
Deferred taxes	(44)

The excess of the purchase price over the estimated fair value of acquired assets and liabilities results in goodwill of approximately $96.6 million as of March 25, 2007.

(d)	To eliminate $1.8 million profit recognized on inventory sold by the Company to COTCO that remains in inventory at March 25, 2007.

(e)	To reclass $2.4 million of COTCO acquisition direct expenses incurred and capitalized by Cree as of March 25, 2007 that were included in the purchase price consideration and allocated in c above.

(f)	To accrue $0.2 million additional estimated direct costs associated with the COTCO acquisition as of March 25, 2007.

June 25, 2006 Unaudited Pro Forma Combined Condensed Statement of Income Adjustment Notes

(g)	To eliminate revenue and related cost of sales on items sold to COTCO by the Company prior to the acquisition.

(h)	To record $0.2 million additional depreciation expense calculated on the COTCO production property and equipment having no residual value.

(i)	To record $0.9 million in-process research and development charge resulting from the acquisition of COTCO and based on preliminary fair value appraisals.

(j)	To record amortization expense on preliminary acquired intangible assets, which resulted from the COTCO acquisition.

(k)	To record tax effect on pro forma acquisition adjustments.

(l)	To record net effect HK GAAP to US GAAP difference in accounting for capitalized research and development costs. These amounts are capitalized for HK GAAP but must be expensed for US GAAP purposes.

March 25, 2006 Unaudited Pro Forma Combined Condensed Statement of Income Adjustment Notes

(m)	To eliminate revenue and related cost of sales on items sold to COTCO by the Company prior to the acquisition.

(n)	To record $0.2 million additional depreciation expense based on COTCO production property and equipment having no residual value.

(o)	To record amortization expense on preliminary acquired intangible assets, which resulted from the COTCO acquisition.

(p)	To record tax effect on pro forma acquisition adjustments.

(q)	To record net effect HK GAAP to US GAAP difference in accounting for capitalized research and development costs. These amounts are capitalized for HK GAAP but must be expensed for US GAAP purposes.